UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2007
Federal-Mogul Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

26555 Northwestern Highway,
Southfield, Michigan	48033

(Address of principal executive offices)	(Zip Code)
(248) 354-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Preliminary Note
          On October 1, 2001, Federal-Mogul Corporation, a Michigan corporation (“Old Federal-Mogul”) and all of its wholly owned United States subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Also on October 1, 2001, certain of Old Federal-Mogul’s United Kingdom subsidiaries filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code with the Bankruptcy Court, and commenced administration proceedings before the High Court of Justice in London, England under the United Kingdom Insolvency Act 1986. A further United Kingdom subsidiary of Old Federal-Mogul that commenced bankruptcy proceedings in the United States on October 1, 2001 subsequently commenced administration proceedings under the United Kingdom Insolvency Act 1986 before the Court of Session in Edinburgh, Scotland. Old Federal-Mogul and its U.S. and U.K. subsidiaries that commenced chapter 11 cases (and, in the case of the United Kingdom subsidiaries, administration proceedings) are herein referred to as the “Debtors.” The chapter 11 cases of the Debtors (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption “In re: Federal-Mogul Global Inc., T&N Limited, et al., Case No. 01-10578 (JKF).” On February 7, 2007, the Debtors filed with the Bankruptcy Court the Fourth Amended Joint Plan of Reorganization (the “Plan”). The confirmation hearing relating to the Plan began on June 18, 2007 and the Bankruptcy Court confirmed the Plan (as subsequently modified by certain modifications filed with the Bankruptcy Court) on November 8, 2007. The United States District Court for the District of Delaware entered an order affirming the Bankruptcy Court’s order on November 14, 2007. Capitalized terms used, but not defined herein shall have the respective meanings set forth in the Plan.
          As previously disclosed, on December 27, 2007 (the “Effective Date”), Old Federal-Mogul consummated its reorganization through a series of transactions contemplated in the Plan, and the Plan became effective. On January 2, 2008, New Federal-Mogul Corporation, a Delaware corporation (the “Company”), issued a press release announcing the completion of certain transactions contemplated by the Plan. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
          As previously disclosed, on December 11, 2007, Old Federal-Mogul and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Old Federal-Mogul was to merge with and into the Company on the Effective Date (the “Merger”) and whereupon (i) the separate corporate existence of Old Federal-Mogul would cease and (ii) the Company would be the surviving corporation and continue to be governed by the laws of the State of Delaware. The Company changed its name to Federal-Mogul Corporation on December 27, 2007. On December 21, 2007, the Company filed with the Secretary of State for the State of Delaware (the “Delaware Secretary of State”) a Certificate of Merger setting forth the terms of the Merger, with an effective date of December 27, 2007. On December 21, 2007, the Company also filed a Certificate of Merger with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services (the “Michigan Department of Labor”), with an effective date of December 27, 2007. On December 27, 2007, both the Delaware Secretary of State and the Michigan Department of Labor declared the Certificate of Merger and the Merger effective.
          On the Effective Date, the Company issued 49.9 million shares of its Class A Common Stock (“Class A Common Stock”) and 50.1 million shares of its Class B Common Stock (“Class B Common Stock” together with “Class A Common Stock,” the “Common Stock”). Concurrently with such issuance, the Company distributed all of the shares of the Class B Common Stock to the Federal-Mogul Asbestos Personal Injury Trust (the “Asbestos Trust”) (other than certain shares of Class B Common Stock in which the Company has taken a possessory security interest as security for the $125 Million Note (as defined below) and/or the $140 Million Loan Agreement (as defined below) made to or on behalf of the Asbestos Trust as provided in the Plan) and all of the shares of the Class A Common Stock to the Disbursing Agent for further distribution to the holders of Old Federal-Mogul’s pre-bankruptcy notes and certain unsecured claims. In addition, certain of Old Federal-Mogul’s pre-bankruptcy obligations were satisfied through the issuance of a $1,334,590,863.33 Tranche A Term Loan and certain Senior Subordinated Third Priority Secured Notes due 2018 (the “PIK Notes”) in an aggregate principal amount of $305,236,000, which PIK Notes were distributed to the holders of pre-bankruptcy notes and certain surety claims. On December 28, 2007, the Company elected to redeem the PIK Notes, in full, at a price equal to 100% of the principal amount of the PIK Notes, plus accrued and unpaid interest to, but not including, January 3, 2008 (the “Redemption Price”). On or prior to January 3, 2008, the Company will deposit with the trustee for the PIK Notes cash in an amount equal to the Redemption Price. On December 27, 2007, the Company delivered irrevocable notice to JPMorgan Chase Bank, N.A., as administrative agent under the Tranche A Facility Agreement (as defined below), of its intention to prepay, in full, the principal amount of the Tranche A term loans on January 3, 2008, together with accrued interest to such date. The foregoing redemption and prepayment shall each be financed with proceeds of the term loans under the Exit Facility Agreement referred to below. On the Effective Date, the Company issued 6,951,871 Warrants (as defined below) to the Disbursing Agent for further distribution to the holders of Old Federal-Mogul’s common stock, Series C ESOP convertible preferred stock and 7% convertible subordinated debentures due 2027 (the “Convertible Debentures”) (which were deemed converted into Old Federal-Mogul common stock in accordance with the Plan).
          In connection with the Plan, the Company entered the following material agreements:
          U.S. Asbestos Trust Agreement
          On December 27, 2007, the Company, in accordance with the Plan and on behalf of itself and other Protected Parties specified in the Plan, entered into the Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement (the “U.S. Asbestos Trust Agreement”) with the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee establishing the Asbestos Trust. As provided by the Plan, the Company issued to the Asbestos Trust 50.1 million shares of Class B Common Stock on December 27, 2007. These distributions, together with the distribution of the other Trust Assets (as defined in the Plan) to the Asbestos Trust pursuant to the Plan, will fund the Trust. Pursuant to and in accordance with the Plan, the Trust will assume liability for and pay asbestos personal injury claims, and the Debtors’ present and future liability for these asbestos personal injury claims will be discharged.
          The foregoing description of the U.S. Asbestos Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
          Stock Option Agreement
          As provided in the Plan, the Company, the Asbestos Trust, and Thornwood Associates Limited Partnership (“Thornwood”) entered into a stock option agreement on December 27, 2007 (the “Stock Option Agreement”). Pursuant to the Stock Option Agreement, Thornwood acquired from the Asbestos Trust two options that grant Thornwood the right to acquire up to 50.1 million shares of the Class B Common Stock from the Asbestos Trust, on the terms and subject to the conditions set forth in the Stock Option Agreement. The first option granted under the Stock Option Agreement is an option to acquire 43,141,667 shares of the Class B Common Stock (the “Initial Option”). The aggregate purchase price for the shares under the Initial Option is $775 million, consisting of $375 million in cash and $400 million in the form of a promissory note, which represents a per share price of $17.9640719. The Initial Option shall expire 60 days after the Effective Date, which expiration date is February 25, 2008.
          As described in Section 2.03 below, 7,793,333 of the shares of Class B Common Stock that are subject to the Initial Option have been retained by the Company as security for the Asbestos Trust’s obligations under a $140 million note issued by the Asbestos Trust in favor of the Company. In the event that Thornwood exercises the Initial Option, $140 million of the cash payable to the Asbestos Trust in accordance with the Initial Option shall instead be paid to the Company in satisfaction of the Asbestos Trust’s obligations under the $140 million note. Upon payment of the $140 million by Thornwood to the Company, the Company shall deliver the 7,793,333 shares of Class B Common Stock held as security for the $140 million note to Thornwood.
          The second option granted to Thornwood under the Stock Option Agreement is an option to acquire 6,958,333 shares of Class B Common Stock (the “Pledged Shares”) pledged to the Company by the Asbestos Trust as security for the Asbestos Trust’s obligations under a $125 million note (the “$125 Million Note”) issued by the Asbestos Trust in favor of the Company on the Effective Date. If the Asbestos Trust elects to repay its obligations under the $125 Million Note in cash, and provided that Thornwood exercises the Initial Option, then Thornwood shall have the right to acquire all of the Pledged Shares from the Asbestos Trust on the same terms as the Class B Common Stock covered by the Initial Option. The purchase price for the Pledged Shares shall be $17.9640719 per share.
          If Thornwood does not exercise the Initial Option and the Asbestos Trust does not repay the $125 Million in cash, then the Company shall take ownership of the Pledged Shares, subject to the obligation to place 2,226,667 of the Pledged Shares in escrow (the “Escrowed Shares”) pending the resolution of certain third-party claims, in accordance with the Plan. If Thornwood exercises the Initial Option, and the Asbestos Trust does not repay the $125 Million Note in cash and the Company takes ownership of the Asbestos Trust’s Pledged Shares (other than the Escrowed Shares) in satisfaction of the $125 Million Note, then Thornwood shall have the option to purchase the Escrowed Shares to the extent that any or all of such shares are returned or returnable to the Asbestos Trust. The purchase price for the Escrowed Shares shall be $17.9640719 per share.
          Any shares that Thornwood purchases from the Asbestos Trust under the Stock Option Agreement shall automatically convert into shares of Class A Common Stock.
          The foregoing description of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.
          Lockup Agreement
          The Company, the Asbestos Trust and Thornwood entered into a lockup agreement, dated December 27, 2007 (the “Lockup Agreement”). The Lockup Agreement imposes restrictions on the transfer of the Common Stock held by the Asbestos Trust and Thornwood for the first six months after the Effective Date, subject to certain exceptions, and provides certain rights of first offer and co-sale rights.

          In any 90-day period, the Asbestos Trust may transfer (a “90-day Transfer”) such number of shares of Common Stock equal to up to one percent of all of the issued and outstanding shares of Common Stock at a price per share equal to the Market Price Per Share (as defined therein); provided that prior to consummating any 90-day Transfer, the Asbestos Trust shall first offer to sell such Common Stock to Thornwood at the Market Price Per Share.
          The Lockup Agreement also provides that, within any 365-day period, the Asbestos Trust may transfer up to 20% of the issued and outstanding shares of Common Stock at or below the Market Price Per Share, provided that the Asbestos Trust shall first offer to transfer the same number of shares of Common Stock to Thornwood on the same terms and conditions as the proposed transfer.
          In addition, if either the Asbestos Trust or Thornwood (a “Transferring Stockholder”) proposes to transfer any shares of Common Stock at a price per share in excess of the Market Price Per Share (other than a 90-day Transfer), or if the Asbestos Trust proposes to transfer more than 20% of the issued and outstanding shares of Common Stock in any 365-day period at or below the Market Price Per Share, the Transferring Stockholder shall offer to the other stockholder the right either to purchase all of the shares of Common Stock proposed to be transferred or to participate as a transferring stockholder in the proposed transfer.
          The Lockup Agreement will terminate immediately upon either Thornwood or the Trust owning less than 15% of the outstanding shares of Common Stock of the Company, subject to certain exceptions.
          The foregoing description of the Lockup Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.
          Warrant Agreement
          The Company and Mellon Investor Services LLC (the “Warrant Agent”) entered into a Warrant Agreement (the “Warrant Agreement”) on December 27, 2007 for the issuance of Warrants to purchase shares of Class A Common Stock (the “Warrants”). The aggregate number of Warrants issued is 6,951,871.
          For a further description of the Warrant Agreement and the Warrants, reference is made to the Company’s Form 8-A (File No. 0000950137-07-018667) filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2007, which description is incorporated herein by reference.
          The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.
          Registration Rights Agreement
          In connection with the issuance of the Common Stock, the PIK Notes and the Warrants, the Company, Thornwood and the Asbestos Trust entered into a registration rights agreement on December 27, 2007 (the “Registration Rights Agreement”). The Agreement requires the Company to register with the SEC certain securities issued by the Company upon a request of a Holder (as defined therein), in accordance with the terms and conditions set forth in the Registration Rights Agreement.

          The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.
          President and CEO Stock Option Agreement
          Pursuant to the Plan, the Company entered into a Stock Option Agreement with José Maria Alapont, its President and Chief Executive Officer, dated as of December 27, 2007 (the “President and CEO Stock Option Agreement”). The President and CEO Stock Option Agreement grants Mr. Alapont a non-transferable option to purchase up to 4,000,000 shares of Class A Common Stock.
          The exercise price for the option is $19.50 per share. The option has a term of not longer than 7 years following the grant date (the “Expiration Date”). The option provides for vesting as follows: 20% of the shares of Class A Common Stock subject to the option shall vest on March 23, 2006, which is the first anniversary of the Effective Date (as such term is defined in the Employment Agreement between the Company and Mr. Alapont dated February 2, 2005 (the “Employment Agreement)) and an additional 20% of the shares of Class A Common Stock subject to the option shall vest on each of the next four anniversaries of the Effective Date. If within the five-year period following the Effective Date (as such term is defined in the Employment Agreement), Mr. Alapont’s employment with the Company (1) terminates by reason of death or Disability (as such term is defined in the Employment Agreement), (2) is terminated by the Company without Cause (as such term is defined in the Employment Agreement) or (3) is terminated by Mr. Alapont for Good Reason (as such term is defined in the Employment Agreement), the Option shall be exercisable with respect to all of the shares of Class A Common Stock subject to the option on the date of Mr. Alapont’s termination of employment (“Employment Termination Date”) and may thereafter be exercised by Mr. Alapont or his legal representative until and including the earlier to occur of (1) the date which is 90 days after the Employment Termination Date and (2) the Expiration Date. If Mr. Alapont’s employment with the Company terminates for any reason other than those set forth in the immediately preceding sentence, the option shall be exercisable only to the extent it is exercisable on Mr. Alapont’s Employment Termination Date and may thereafter be exercised by Mr. Alapont or his legal representative until and including the earlier to occur of (1) the date which is 90 days after the Employment Termination Date and (2) the Expiration Date.
          The foregoing description of the President and CEO Stock Option Agreement and the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and each is incorporated herein by reference as Exhibit 4.6 and Exhibit 4.7.
          Deferred Compensation Agreement
          The Company entered into a Deferred Compensation Agreement with José Maria Alapont dated as of December 27, 2007 (the “Deferred Compensation Agreement”). The Deferred Compensation Agreement entitles Mr. Alapont to certain distributions of Class A Common Stock, or, at the election of Mr. Alapont, certain distributions of cash upon certain events as set forth in the Deferred Compensation Agreement. The amount of the distributions shall be equal to the fair market value of 500,000 shares of Class A Common Stock, subject to certain adjustments and offsets, determined as of the first to occur of (1) the date on which Mr. Alapont’s employment with the Company terminates, (2) March 23, 2010, (3) Mr. Alapont’s death, (4) the date Mr. Alapont becomes disabled (as defined for purposes of Section 409A of the Internal Revenue Code), (5) at the election of Mr. Alapont, a change in control (as defined for purposes of Section 409A of the Internal Revenue Code), or (6) the occurrence of an unforeseeable emergency (as defined for purposes of Section 409A of the Internal Revenue Code).

          The foregoing description of the Deferred Compensation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.8 to this Current Report on Form 8-K and is incorporated herein by reference.
          Exit Facilities, Tranche A Term Loan Facility and PIK Indenture
          The information described under Item 2.03 below “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.
Item 1.02.  Termination of a Material Definitive Agreement.
          As a result of the Plan becoming effective, certain of the Debtors’ material agreements were terminated. In connection with the consummation of the Plan, all existing shares of Old Federal-Mogul’s capital stock were canceled and, as a result, the Rights Agreement between Old Federal-Mogul and the Bank of New York, as rights agent, was terminated. Old Federal-Mogul’s pre-bankruptcy notes and Convertible Debentures, and the indentures and other agreements relating thereto, including those documents listed as Exhibits 4.4-4.16 to Old Federal-Mogul’s Annual Report on Form 10-K for the year ended December 31, 2006, were also canceled pursuant to the Plan, except to the extent necessary to allow the trustees under such indentures to make distributions to the holders of such prepetition notes and Convertible Debentures in accordance with the terms of the Plan.
          Prepetition Credit Facility
          On December 29, 2000, Old Federal-Mogul and certain of its subsidiaries entered into that certain Fourth Amended and Restated Credit Agreement, with The Chase Manhattan Bank (now JPMorgan Chase Bank, N.A.), as administrative agent and certain lenders party thereto, as well as certain related documents (the “Prepetition Credit Facility”). Pursuant to the Plan, the obligations under the Prepetition Credit Facility have been satisfied in full through a combination of the term loans issued under the Tranche A Term Loan Agreement (defined below) and the PIK Notes, in accordance with the rights of the holders of obligations under the Prepetition Credit Facility. Existing letters of credit issued under the Prepetition Credit Facility in the approximate amount of $39.4 million, were rolled over as letters of credit under the Exit Facility Agreement (defined below).
          DIP Facility
          In connection with the Chapter 11 Cases, Old Federal-Mogul and certain of the other Debtors entered into a Credit and Guaranty Agreement on November 23, 2005, obtaining a debtor-in-possession credit facility with Citicorp USA, Inc., as administrative agent (the “DIP Agent”), and lenders party thereto from time to time (the “DIP Facility”). On the Effective Date, the obligations under the DIP Facility were repaid with proceeds from the Exit Facility Agreement (as defined below) and existing letters of credit under the DIP Facility in the approximate aggregate outstanding undrawn amount of $34.3 million were rolled over as letters of credit under the Exit Facility Agreement (as defined below). The DIP Facility was, accordingly, terminated on the Effective Date.
          The foregoing description of the Fourth Amended and Restated Credit Agreement and the Credit and Guaranty Agreement is qualified in its entirety by reference to the full text of such agreements and each is incorporated herein by reference as Exhibit 4.9 and Exhibit 4.10.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          Exit Facility
          In connection with the consummation of the Plan, on the Effective Date, the Company, as the borrower, certain lenders, Citicorp USA, Inc., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, entered into a Term Loan and Revolving Credit Agreement (the “Exit Facility Agreement”). The Exit Facility Agreement includes a $540 million revolving credit facility (which is subject to a borrowing base and can be increased under certain circumstances and subject to certain conditions) and a $2,960 million term loan credit facility divided into a $1,960 million tranche B term loan and a $1,000 million tranche C term loan. The Company borrowed $878 million of the term loans on the Effective Date and the remaining $2,082 million of term loans shall be available for up to sixty days on a delayed-draw basis including for the purpose of refinancing obligations under the Tranche A Facility Agreement and the Indenture.
          The proceeds of the Exit Facility Agreement may be used to repay obligations under the DIP Facility, to make payments required under the Plan, to provide working capital and for general corporate purposes of the Company and its subsidiaries. As of the Effective Date, existing letters of credit under the DIP Credit Agreement in the approximate amount of $34.3 million, and existing letters of credit issued under the Prepetition Credit Facility in the approximate amount of $39.4 million, were rolled over as letters of credit under the Exit Facility Agreement.
          The obligations of the Company under the Exit Facility Agreement are guaranteed by substantially all of the domestic subsidiaries and certain foreign subsidiaries of the Company, and are secured by substantially all personal property and certain real property of the Company and such guarantors, subject to certain limitations. The liens granted to secure these obligations and certain cash management and hedging obligations have first priority.
          The obligations under the revolving credit facility shall mature six years after the Effective Date and shall bear interest initially at LIBOR plus 1.75% or at the alternate base rate (the greater of Citibank, N.A.’s announced prime rate or .50% over the Federal Funds Rate) plus 0.75%, and thereafter shall be adjusted in accordance with a pricing grid based on availability under the revolving credit facility. The tranche B term loans shall mature seven years after the Effective Date and the tranche C term loans shall mature eight years after the Effective Date; provided, however, that in each case, such maturity may be shortened to six years after the Effective Date under certain circumstances. All term loans shall bear interest at LIBOR plus 1.9375% or at the alternate base rate plus 0.9375%.
          This description of the Exit Facility Agreement is qualified in its entirety by reference to the full text of the Exit Facility Agreement, a copy of which is attached hereto as Exhibit 4.11 and is incorporated herein by reference.
          Tranche A Term Loan Facility
          In connection with the consummation of the Plan, on the Effective Date, the Company, as the borrower, certain lenders and JPMorgan Chase Bank, N.A., as administrative agent, entered into a Tranche A Term Loan Agreement (the “Tranche A Facility Agreement”). The Tranche A Facility Agreement provides for a $1,334,590,863.33 term loan which was deemed issued on the Effective Date in order to satisfy in part the obligations owed under the Prepetition Credit Agreement and certain other prepetition surety-related obligations.
          The obligations of the Company under the Tranche A Facility Agreement are guaranteed by substantially all of the domestic subsidiaries and certain foreign subsidiaries of the Company, and are secured by substantially all personal property and certain real property of the Company and such guarantors, subject to certain limitations. The liens granted to secure these obligations have second priority.
          The term loans under the Tranche A Facility Agreement shall mature 78 months after the Effective Date and shall bear interest initially at LIBOR plus 3.0% or at the alternate base rate (the greater of JPMorgan Chase Bank, N.A.’s announced prime rate or .50% over the Federal Funds Rate) plus 2.0%, and thereafter shall increase incrementally over time to up to LIBOR plus 5.0% or the alternate base rate plus 4.0%.
          On December 27, 2007, the Company delivered irrevocable notice to JPMorgan Chase Bank, N.A., as administrative agent under the Tranche A Facility Agreement, of its intention to prepay, in full, the principal amount of the Tranche A term loans on January 3, 2008, together with accrued interest to such date. Such prepayment shall be financed with proceeds of the term loans under the Exit Facility Agreement.
          This description of the Tranche A Facility Agreement is qualified in its entirety by reference to the full text of the Tranche A Facility Agreement, a copy of which is attached hereto as Exhibit 4.12 and is incorporated herein by reference.
          PIK Indenture
          In connection with the consummation of the Plan, on the Effective Date, the Company, as the issuer, certain of its subsidiaries signatory thereto as guarantors, and U.S. Bank National Association, as trustee, entered into an Indenture (the “Indenture”) relating to the issuance of $305,236,000 in PIK Notes. The PIK Notes were issued on the Effective Date in order to satisfy in part the obligations under the Prepetition Credit Agreement and certain other prepetition surety-related obligations.
          The obligations of the Company under the Indenture are guaranteed by substantially all of the domestic subsidiaries and certain foreign subsidiaries of the Company, and are secured by substantially all personal property and certain real property of the Company and such guarantors, subject to certain limitations. The liens granted to secure these obligations have third priority.
          The Indenture provides that interest will accrue on the PIK Notes from the date of issuance at a rate per annum equal to 10% as follows: (x) 2.0% per annum payable in cash quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2008 (the “Quarterly Interest Payment Dates”), plus (y) 8.0% per annum which shall be paid-in-kind (“PIK Interest”), by increasing the principal amount of the outstanding PIK Notes or by issuing additional PIK Notes, semi-annually in arrears on June 30 and December 31, commencing on June 30, 2008 (the “PIK Interest Payment Dates”; and together with the Quarterly Interest Payment Dates, the “Interest Payment Dates”); provided, however, that at any time on and after the earlier to occur of (i) the fifth anniversary of the Effective Date and (ii) the first day following the delivery of an officers’ certificate in accordance with the terms of the Indenture certifying that the Consolidated Senior Leverage Ratio (as defined in the Indenture) as at the last day of a period of four consecutive fiscal quarters of the Company was less than 2.75:1.00, the Company shall pay interest on the PIK Notes at a rate per annum equal to 7.0%, payable in cash quarterly in arrears on each Quarterly Interest Payment Date (and thereafter no interest on the PIK Notes shall be paid-in kind).

          On December 28, 2007, the Company elected to redeem the PIK Notes, in full, at a price equal to the Redemption Price. On January 3, 2008, the Company deposited with the trustee for the PIK Notes cash in an amount equal to the Redemption Price. Such redemption shall be financed with proceeds of the term loan under the Exit Facility Agreement.
          For a further description of the PIK Notes and the Indenture, reference is made to the description of such agreement and the PIK Notes under the heading “Indenture Securities” in Old Federal-Mogul’s Amendment No. 2 to Form T-3 (File No. 0000950137-07-017673) filed with the SEC on November 21, 2007, which description is incorporated herein by reference.
          This description of the Indenture is further qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.13 and is incorporated herein by reference.
          $140 Million Loan Agreement and Related Note From Asbestos Trust
          On the Effective Date, the Company, in accordance with the Plan, entered into a Loan, Security and Pledge Agreement with the Asbestos Trust (the “$140 Million Loan Agreement”), in connection with the Asbestos Trust issuing and delivering a promissory note in the principal amount of $140,000,000 (the “Trust Note”) to the Company. The proceeds of the loan evidenced by the Trust Note were used to fund an escrow account provided for under the Plan for a certain settlement payment payable to Cooper Industries LLC and Pneumo Abex, LLC. The entirety of the obligations under the Trust Note are due and payable on the sixty-first day after the Effective Date, which is February 26, 2008. As security for the Asbestos Trust’s repayment obligations to the Company under the Trust Note, the Asbestos Trust granted the Company a possessory security interest in 7,793,333 shares of the Company’s Class B Common Stock, and the Company withheld that stock from distribution to the Asbestos Trust, in accordance with the terms of the Plan. The Company does not have recourse to any other assets of the Asbestos Trust other than the pledged stock to satisfy the Asbestos Trust’s obligations under the Trust Note.
          In the event the Initial Option under the Stock Option Agreement is exercised by Thornwood, then $140 million of the consideration due under the Stock Option Agreement shall be paid by Thornwood to the Company in satisfaction of the Asbestos Trust’s obligations under the Trust Note. The Company shall then deliver the 7,793,333 shares of the Company’s Class B Common Stock pledged as security for the Asbestos Trust’s obligations under the Trust Note to Thornwood. Upon acquisition by Thornwood, all such shares of the Company’s Class B Common Stock shall automatically convert into shares of Class A Common Stock.
          The foregoing description of the $140 Million Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.14 to this Current Report on form 8-K and is incorporated herein by reference.
          $125 Million Loan Agreement and Related Note from Asbestos Trust
          On the Effective Date, the Company, in accordance with the Plan, entered into a Loan, Security and Pledge Agreement with the Asbestos Trust (the “$125 Million Loan Agreement”), in connection with the Asbestos Trust issuing and delivering the $125 Million Note to the Company. The $125 Million Note is non-interest-bearing and matures ten (10) business days after the Effective Date, which maturity date is January 11, 2008. As security for the Asbestos Trust’s repayment obligations to the Company under the $125 Million Note, the Asbestos Trust granted the Company a possessory security interest in the Pledged

Shares, and the Company withheld that stock from distribution to the Asbestos Trust, in accordance with the terms of the Plan. The Asbestos Trust may repay its obligations under the $125 Million Note in cash. If the Asbestos Trust does not do so, the Company shall take ownership of the Pledged Shares without further action, subject to the requirement to place 2,226,667 of the Pledged Shares into escrow pending the resolution of certain claims, as provided by the Plan.
          Under certain circumstances, as detailed in Item 1.01 above, Thornwood has the right to acquire some or all of the Pledged Shares pursuant to the Stock Option Agreement
          The foregoing description of the $125 Million Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.15 to this Current Report on form 8-K and is incorporated herein by reference.
Item 3.02.  Unregistered Sales of Equity Securities.
          Pursuant to the Plan, a total of 49.9 million shares of Class A Common Stock shall be distributed to the Disbursing Agent for further distribution and 50.1 million shares of Class B Common Stock shall be distributed to the Asbestos Trust (other than certain shares of Class B Common Stock in which the Company has taken a possessory security interest as security for the $125 Million Note and/or the $140 Million Loan Agreement made to or on behalf of the Asbestos Trust as provided in the Plan).
          The Company relied, based on the Plan and the confirmation order it received from the Bankruptcy Court, on Section 1145 of the Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) (i) the issuance and distribution of the Class A Common Stock, subject to the terms and conditions of the Plan, pro rata to the holders of (a) Allowed Noteholder Claims and (b) Allowed Class H Unsecured Claims against the U.S. Debtors (each as defined in the Plan) who elected to receive their distributions under the Plan on account of such Unsecured Claims in Class A Common Stock, (ii) the issuance and distribution of the Class B Common Stock to the Asbestos Trust and (iii) the issuance and distribution of the Warrants at an exercise price of $45.815 per share of Class A Common Stock.
          Section 1145 of the Bankruptcy Code exempts the offer and sale of securities under a Plan from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:
(i)	the securities must be offered and sold under a Plan and must be securities of the debtor, of an affiliate participating in a joint Plan with the debtor or of a successor to the debtor under the Plan;

(ii)	the recipients of the securities must hold claims against or interests in the debtor; and

(iii)	the securities must be issued in exchange for the recipient’s claim against or interest in the debtor or principally in such exchange and partly for cash or property.
          The Registration Rights Agreement described under Item 1.01 above provides for the registration of the resale of certain shares of Common Stock pursuant to the Plan.

Item 3.03.       Material Modification to Rights of Security Holders.
          On the Effective Date, among other things, the Company, pursuant to the Plan and the order of the Court confirming the Plan, was discharged of all of its obligations respecting its previously outstanding debt securities, as well as all other general unsecured creditor claims against the Company subject to the Plan, in exchange for the distributions of Common Stock and PIK Notes as described in Item 1.01 above. Also on the Effective Date, the certificate of incorporation of the Company was amended and restated to authorize 400 million shares of Class A Common Stock, 50.1 million shares of Class B Common Stock and 90 million shares of Preferred Stock, which may be issued in one or more series, each with such designations, rights, powers, preferences and privileges as may be provided by the board of directors or otherwise provided in accordance with the amended and restated certificate of incorporation.
Item 5.01.  Changes in Control of Registrant.
          On January 31, 2007, the Company was formed as a Delaware corporation and a direct subsidiary of Old Federal-Mogul. Pursuant to the Plan and in connection with the Merger, on the Effective Date, (i) all of Old Federal-Mogul’s previously issued shares of common stock, shares of preferred stock and Convertible Debentures (the “Old Securities”), and outstanding and unexercised rights, warrants and options relating to such Old Securities and any other rights attached to the ownership of any equity securities were cancelled, (ii) the Company issued the Common Stock and the Warrants as described in Item 3.02 above and (iii) the Company issued the PIK Notes as described in Item 1.01 above.
          On the Effective Date, the Asbestos Trust was issued 50.1 million shares of Class B Common Stock, constituting 50.1% of the issued and outstanding Common Stock. With regard to the composition of the board of directors, the number of the board of directors shall be either eight or nine members pursuant to the Company’s amended and restated certificate of incorporation and the amended and restated bylaws. The holders of the Class B Common Stock shall be entitled to nominate and vote for a number of directors (the “Class B Directors”) which will vary according to the percentage of outstanding Common Stock of all classes which is Class B Common Stock, as follows:

Percentage of Outstanding Common Stock	Number of Directors
At least 35%	Three

At least 25% but less than 35%	Two

At least 15% but less than 25%	One

Less than 15%	None
and the holders of the Class A Common Stock shall be entitled to nominate and vote for a number of directors (the “Class A Directors”) equal to the difference between eight and the number of Class B Directors; provided, however, that in the event that the Chief Executive Officer of the Company shall be elected or appointed to the board of directors (the “CEO Director”), then the holders of the Class A Common Stock shall be entitled to nominate and vote for a number of Class A Directors equal to the difference between nine and the number of Class B Directors (one of which Class A Directors shall be the CEO Director).
          As a result of the Company’s emergence from bankruptcy, the identity of a majority of the directors of the Company’s board of directors has changed as described in Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          Upon the Effective Date and pursuant to the Merger, the following directors have departed the board of directors of Old Federal-Mogul: José Maria Alapont, John J. Fannon, Paul S. Lewis, Shirley D. Peterson, John C. Pope, and Geoffrey H. Whalen C.B.E.
          Upon the Effective Date, the following directors have departed the board of directors of the Company:  David A. Bozynski and Robert L. Katz.
          Upon the Effective Date, the following individuals have become members of the Company’s board of directors by operation of the Plan: José Maria Alapont, Albert J. Baciocco, Carl C. Icahn, Vincent J. Intrieri, Keith A. Meister, W. Howard Morris, Lyndon L. Olson, Jr., David S. Schechter and Neil Subin. After the Effective Date, Lyndon L. Olson, Jr. resigned from the board of directors of the Company, effective December 31, 2007.
          Pursuant to the Plan and the Company’s amended and restated certificate of incorporation, six directors are Class A Directors and three directors are Class B Directors. The procedure for nominating and voting for Class A Directors and Class B Directors is described in Item 5.01 above. The following individuals are Class A Directors: José Maria Alapont, who is the CEO Director, Carl C. Icahn, Vincent J. Intrieri, Keith A. Meister, David S. Schechter, and Neil Subin. The following individuals are Class B Directors: Albert J. Baciocco and W. Howard Morris.
          Upon the Effective Date and pursuant to the Merger, the following individuals departed as executive officers of Old Federal-Mogul and became executive officers of the Company:

Alapont, José Maria	President and Chief Executive Officer

Bowers, William (Steve)	Senior Vice President, Sales and Marketing

Bozynski, David A. (Dave)	Vice President, Treasurer

Brunol, Jean	Senior Vice President, Business and Operations Strategy

Burkhart, Jay	Senior Vice President, Global Aftermarket

Chochoy, Gérard	Senior Vice President, Powertrain Sealing and Bearings

Dalleur, René L. F.	Senior Vice President, Vehicle Safety and Protection

Goachet, Pascal	Senior Vice President, Human Resources and Organization

Grant, Charles B.	Senior Vice President, Corporate Development

Haughie, Alan	Vice President, Controller and Chief Accounting Officer

Hermiz, Ramzi Y.	Senior Vice President, Aftermarket Products and Services

Jueckstock, Rainer	Senior Vice President, Powertrain Energy

Kaminski, Jeff	Senior Vice President, Global Purchasing

Katz, Robert L.	Senior Vice President, General Counsel and Secretary

Leone, Mario F.	Senior Vice President, Chief Information Systems Officer

Lynch, G. Michael	Executive Vice President, Chief Financial Officer

McAlexander, Eric	Senior Vice President, Global Manufacturing

Remboulis, Marie	Vice President, Corporate Communications

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
          The Company’s amended and restated certificate of incorporation was filed with the State of Delaware on December 21, 2007. The amended and restated certificate of incorporation and the Company’s amended and restated bylaws both became effective on December 27, 2007.  A description of the key provisions of the Company’s amended and restated certificate of incorporation and the amended and restated bylaws is included in the Company’s Form 8-A (File No. 0000950137-07-018666) filed with the SEC on December 18, 2007, which description is incorporated herein by reference.  This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.*

3.2	Amended and Restated Bylaws of the Company.*

4.1	Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement by and among the Company, the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee, dated December 27, 2007.*

4.2	Stock Option Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated December 27, 2007.*

4.3	Lockup Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated December 27, 2007.*

4.4	Warrant Agreement by and between the Company and Mellon Investor Services LLC, dated December 27, 2007.*

4.5	Registration Rights Agreement by and among the Company, Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust, dated December 27, 2007.*

4.6	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007.*

4.7	Employment Agreement by and between Old Federal-Mogul and Mr. Alapont, dated as of February 2, 2005 (Incorporated by reference to Exhibit 10.1 to Old Federal-Mogul’s February 4, 2005 8-K).

4.8	Deferred Compensation Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007.*

Exhibit No.	Description
4.9	Fourth Amended and Restated Credit Agreement dated as of December 29, 2000 by and among Old Federal-Mogul, certain foreign subsidiaries, certain banks and other financial institutions and The Chase Manhattan Bank, as administrative agent. (Incorporated by reference to Exhibit 10.1 to Old Federal-Mogul’s January 18, 2001 8-K).

4.10	Credit and Guaranty Agreement dated as of November 23, 2005 by and among Old Federal-Mogul and certain of its subsidiaries, certain banks and other financial institutions and Citicorp USA, Inc., as administrative agent, as amended. (Incorporated by reference to Exhibit 10.28 to Old Federal-Mogul’s February 24, 2006 10-K and Exhibit 10.30 and Exhibit 10.31 to Old Federal-Mogul’s February 23, 2007 10-K).

4.11	Term Loan and Revolving Credit Agreement by and among the Company, as Borrower, the Lenders party thereto, Citicorp USA, Inc., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent dated as of December 27, 2007.*

4.12	Tranche A Term Loan Agreement by and among the Company, as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of December 27, 2007.*

4.13	Indenture by and among the Company, Guarantors therein and U.S. Bank National Association, dated as of December 27, 2007.*

4.14	$140 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007.*

4.15	$125 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007.*

99.1	Press Release dated January 2, 2008.*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: January 3, 2008	By:	/s/ Robert L. Katz Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.*

3.2	Amended and Restated Bylaws of the Company.*

4.1	Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement by and among the Company, the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee, dated December 27, 2007.*

4.2	Stock Option Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated December 27, 2007.*

4.3	Lockup Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated December 27, 2007.*

4.4	Warrant Agreement by and between the Company and Mellon Investor Services LLC, dated December 27, 2007.*

4.5	Registration Rights Agreement by and among the Company, Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust, dated December 27, 2007.*

4.6	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007.*

4.7	Employment Agreement by and between Old Federal-Mogul and Mr. Alapont, dated as of February 2, 2005 (Incorporated by reference to Exhibit 10.1 to Old Federal-Mogul’s February 4, 2005 8-K).

4.8	Deferred Compensation Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007.*

4.9	Fourth Amended and Restated Credit Agreement dated as of December 29, 2000 by and among Old Federal-Mogul, certain foreign subsidiaries, certain banks and other financial institutions and The Chase Manhattan Bank, as administrative agent. (Incorporated by reference to Exhibit 10.1 to Old Federal-Mogul’s January 18, 2001 8-K).

4.10	Credit and Guaranty Agreement dated as of November 23, 2005 by and among Old Federal-Mogul and certain of its subsidiaries, certain banks and other financial institutions and Citicorp USA, Inc., as administrative agent, as amended. (Incorporated by reference to Exhibit 10.28 to Old Federal-Mogul’s February 24, 2006 10-K and Exhibit 10.30 and Exhibit 10.31 to Old Federal-Mogul’s February 23, 2007 10-K).

4.11	Term Loan and Revolving Credit Agreement by and among the Company, as Borrower, the Lenders party thereto, Citicorp USA, Inc., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent dated as of December 27, 2007.*

Exhibit No.	Description

4.12	Tranche A Term Loan Agreement by and among the Company, as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of December 27, 2007.*

4.13	Indenture by and among the Company, Guarantors therein and U.S. Bank National Association, dated as of December 27, 2007.*

4.14	$140 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007.*

4.15	$125 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007.*

99.1	Press Release dated January 2, 2008.*

*	Filed herewith